Exhibit 99.1

Callaway Golf Announces Record
First Quarter Sales; Core Business Strengthens During Top-Flite
Integration; Company Reiterates 2004 Guidance for Sales and Earnings

    CARLSBAD, Calif.--(BUSINESS WIRE)--April 22, 2004--Callaway Golf Company (NYSE:ELY) today released its consolidated financial results for the quarter ended March 31, 2004, announcing consolidated net sales for the quarter of $364 million, net income of $41 million, and fully diluted earnings per share of $0.59. Reported net income and earnings per share were affected by $3 million and $0.05, respectively, due to charges associated with the integration of the Top-Flite operations. Excluding these charges, the Company's pro forma net income was $44 million, an increase of 3% compared to the first quarter in 2003 and a record first quarter for the Company, and pro forma fully diluted earnings per share were $0.64, the same as the prior year.
    Reported net sales of $364 million included $297 million from core Callaway Golf and Odyssey branded products, an increase of 9% for these products over the first quarter of 2003 and a record for any quarter in the Company's history. Reported net sales also included $67 million from newly acquired Top-Flite and Ben Hogan branded products.
    Reported net income of $41 million included $43 million from Callaway Golf and Odyssey branded products, an increase of 2% over the prior year. Reported net income also included $551,000 from Top-Flite and Ben Hogan branded products and $3 million in integration charges. Reported fully diluted earnings per share of $0.59 included $0.63 from Callaway Golf and Odyssey branded products as compared to $0.64 for the comparable period in the prior year. Reported fully diluted earnings per share also included $0.01 from Top-Flite and Ben Hogan branded products and $0.05 in integration charges. Please refer to the attachment, "Supplemental Financial Information," for more details regarding this information.
    "I am very pleased with our results for the first quarter, with record net sales and net income in our core Callaway Golf business," said Ron Drapeau, Chairman and CEO. "In turn, we increased our investment in programs directed at achieving our operational objectives of eliminating the losses from the Callaway Golf ball business, growing our woods business and restructuring the Top-Flite Golf operations. We made progress on all fronts. In our consolidated results you would find that Callaway Golf branded golf ball sales increased $14 million, or 100%, over the prior year and delivered a profit for the quarter; sales of Callaway Golf branded woods increased $30 million dollars, or 32%, over the prior year; and Top-Flite, excluding integration charges, was profitable. We are very pleased to be hitting our major goals so early in the year; and remain on track to hit our overall growth targets for 2004."

                           Sales by Product



                                                 First Quarter - 2004
                                                 ---------------------
$'s in millions                                   Net Sales  % Change
                                                              vs. 2003
                                                 ---------- ---------

Woods                                                  $124        33%
Irons                                                    96       (4%)
Putters                                                  37      (18%)
Golf balls                                               72       427%
Accessories, other                                       35        77%
                                                 -----------
   Total                                               $364        34%



    Commenting on the results, Brad Holiday, Senior Executive Vice President and Chief Financial Officer stated, "We predicted for 2004 that we could both invest in our business and also achieve improved top line and bottom line results for the year. The benefits of our investments in Top-Flite and pro tour spending will continue to be seen over the remainder of the year, keeping us on track to hit our guidance."
    In accordance with the Company's dividend practice, the next dividend will be determined by the Board of Directors at its May meeting.

    BUSINESS OUTLOOK

    In light of SEC Regulations, the Company elects to provide certain forward-looking information in this press release. These statements are based on current information and expectations, and actual results may differ materially. The Company undertakes no obligation to update this information. See further disclaimer below.
    "We are encouraged by early sell in of our new products at retail, improvements in rounds of golf played in the United States, and what appears to be a recovering economy here at home," continued Mr. Drapeau. "Based on those external factors and the results we have achieved in the first quarter, we reiterate our previous guidance of net sales for 2004 of approximately $1.03 billion, plus or minus 3%, with fully diluted earnings per share between $0.82 and $0.97, including charges associated with the integration of the Top-Flite operations (about $35 million pre-tax, or $0.33 in earnings per share)."
    The Company will be holding a conference call at 2:00 p.m. PDT today, which will be hosted by Ron Drapeau, Chairman and CEO, and Brad Holiday, Senior Executive Vice President and Chief Financial Officer. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the web site at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately two hours after the conclusion of the conference call, and available through 5:00 p.m. PDT on Thursday, April 29th. The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 800-642-1687 for calls originating within the United States or 706-645-9291 for International calls. The replay pass code is 6862890.
    Disclaimer: Statements used in this press release that relate to future plans, events, financial results or performance, including statements under the Business Outlook section relating to estimated future sales, earnings and estimated charges in connection with the integration of the Callaway Golf and Top-Flite Golf operations, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to delays, difficulties or unanticipated costs in integrating the Top-Flite Golf and Callaway Golf assets, brands and businesses, the maintenance of good vendor relationships, adverse market and economic conditions, market acceptance of current and future products, adverse weather conditions and seasonality, competitive pressures, fluctuations in foreign currency exchange rates, delays, difficulties or increased costs in the manufacturing of the Company's golf club or ball products, or in the procurement of materials or resources needed to manufacture the Company's golf club or ball products, any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand for the Company's products, a decrease in participation levels in golf and the effect of terrorist activity or armed conflict on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties, see Part II, Item 7 of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
    Regulation G: The Company's results in this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In addition to the GAAP results, the Company has also provided additional information concerning the Company's results, which includes certain financial measures not prepared in accordance with GAAP. The non-GAAP financial measures included in this press release exclude the 2004 after -tax charges of $3 million associated with the integration of the Top-Flite Golf business. They also report the results of the Callaway Golf and Top-Flite operations each on a stand-alone basis, although such operations are not reportable business segments. These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides useful information to investors by permitting additional relevant period-to-period comparisons of the historical operations of the Callaway Golf business excluding the operations of the recently acquired Top-Flite Golf business, as well as information concerning operations notwithstanding the Top-Flite integration charges. For certain non-GAAP financial measures, the Company has provided supplemental information as an attachment to this press release which reconciles those non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. In other circumstances, the reconciling information is presented in the text of this press release.
    Callaway Golf Company makes and sells Big Bertha(R) Metal Woods and Irons, including ERC(R) Fusion(R) Drivers and Fairway Woods, Great Big Bertha(R) II Titanium Drivers and Fairway Woods, Great Big Bertha II 415 Titanium Drivers, Big Bertha Titanium Drivers and Big Bertha Stainless Steel Fairway Woods, Hawk Eye(R) VFT(R) Tungsten Injected(TM) Titanium Irons, Big Bertha Stainless Steel Irons, Steelhead X-16(R) and Steelhead X-16 Pro Series Stainless Steel Irons, Game Enjoyment System(TM) (GES(TM)), Callaway Golf Forged+ Wedges and Callaway Golf Forged Wedges, and Callaway Golf Tour Blue(TM) Putters. Callaway Golf Company also makes and sells Odyssey(R) Putters, including White Hot(R), TriHot(R), DFX(R) and Dual Force(R) Putters. Callaway Golf Company makes and sells the Callaway Golf(R) HX(R) Tour balls, HX Blue and HX Red balls, Big Bertha(TM) Blue and Big Bertha Red balls, and the Warbird(TM) balls. Callaway Golf also owns and operates The Top-Flite Golf Company, a wholly owned subsidiary that includes the Top-Flite(R), Strata(R) and Ben Hogan(R) brands. For more information about Callaway Golf Company, please visit our websites at www.callawaygolf.com, www.topflite.com and www.odysseygolf.com.




                         Callaway Golf Company
                  Supplemental Financial Information
                            (In thousands)
                              (Unaudited)

                                     Quarter Ended
                                       March 31,
                     -------------------------------------------------
                                         2004                 2003(a)
                     --------------------------------------  ---------

                     Callaway    Top-   Integration  Total     Total
                        Golf    Flite     Charges
                                 Golf
                     --------------------------------------  ---------
Net sales            $297,284  $66,502         $-  $363,786  $271,719

Gross profit          146,061   23,600     (3,470)  166,191   137,837
% of sales                 49%      35%       n/a        46%       51%

Operating expenses     77,703   22,824      1,638   102,165    69,414
                     --------------------------------------  ---------

Income from
 operations            68,358      776     (5,108)   64,026    68,423

Other income
 (expense), net           173       98          -       271    (1,184)
                     --------------------------------------  ---------

Income before income
 taxes                 68,531      874     (5,108)   64,297    67,239

Income tax provision   25,316      323     (1,887)   23,752    24,762
                     --------------------------------------  ---------

Net income            $43,215     $551    $(3,221)  $40,545   $42,477
                    =======================================  =========

Diluted earnings per
 share                  $0.63    $0.01     $(0.05)    $0.59     $0.64
Weighted-average
 shares outstanding    68,365   68,365     68,365    68,365    65,926

(a) During the latter part of 2003, the Callaway Golf Company completed the acquisition of substantially all of the golf-related assets of the Top-Flite Golf Company. Therefore, the results reported for the quarter ended March 31, 2003 are representative of the Callaway Golf and Odyssey brand operations and do not include
Top-Flite Golf operating results and the related integration charges.


                         Callaway Golf Company
            Consolidated Condensed Statement of Operations
                 (In thousands, except per share data)
                              (Unaudited)

                                                Quarter Ended
                                                   March 31,
                                         -----------------------------
                                            2004          2003
                                         -----------------------------


Net sales                                  $363,786 100% $271,719 100%
Cost of goods sold                          197,595  54%  133,882  49%
                                           ---------     ---------
Gross profit                                166,191  46%  137,837  51%
Operating expenses:
 Selling                                     71,195  20%   48,901  18%
 General and administrative                  22,861   6%   13,841   5%
 Research and development                     8,109   2%    6,672   2%
                                           ---------     ---------
Total operating expenses                    102,165  28%   69,414  26%

Income from operations                       64,026  18%   68,423  25%

Other income (expense), net                     271        (1,184)
                                           ---------     ---------

Income before income taxes                   64,297  18%   67,239  25%

Income tax provision                         23,752        24,762
                                           ---------     ---------

Net income                                  $40,545  11%  $42,477  16%
                                           =========     =========


Earnings per common share:
 Basic                                        $0.60         $0.65
 Diluted                                      $0.59         $0.64

Weighted-average shares outstanding:
 Basic                                       67,285        65,736
 Diluted                                     68,365        65,926



                         Callaway Golf Company
                 Consolidated Condensed Balance Sheet
                            (In thousands)
                              (Unaudited)

                                               March 31,  December 31,
                                                 2004        2003
                                              ----------  ------------
ASSETS
Current assets:
Cash and cash  equivalents                       $20,933      $47,340
Accounts receivable, net                         297,709      100,664
Inventories, net                                 169,685      185,389
Deferred taxes                                    36,602       36,707
Other current assets                              12,222       13,362
                                                 ---------   ---------
    Total current assets                         537,151      383,462


Property, plant and  equipment, net              154,261      164,763
Intangible assets, net                           168,601      169,851
Deferred taxes                                   12,871       12,289
    Other assets                                 18,030       18,201
                                                 ---------   ---------
                                                 890,914      $748,566
                                                 =========    ========

LIABILITIES AND  SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued
 expenses                                        $101,152     $79,787
Accrued employee compensation and
 benefits                                           27,012     25,544
Accrued warranty expense                            13,891     12,627
Income taxes payable                                29,117     11,962
Line of credit                                      52,587          -
Other current liabilities                               44        240
                                                 ---------    --------
    Total current liabilities                    223,803      130,160



Long-term liabilities                            28,594        29,023

Shareholders' equity                             638,517      589,383
                                                 ---------   ---------
                                                 $890,914     $748,566
                                                 =========    ========




    CONTACT: Callaway Golf Company
             Ron Drapeau, Brad Holiday or Larry Dorman
             760-931-1771